Registration No. 33-50412



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT No. 1
                                       to
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      DATA TRANSMISSION NETWORK CORPORATION
             (Exact name of registrant as specified in its charter)


       Delaware                                                  47-0669375
(State or jurisdiction of                                     (I.R.S. Employer
incorporation or organization)                               Identification No.)
                         9110 West Dodge Road, Suite 200
                              Omaha, Nebraska 68114
          (Address, including zip code, of principal executive offices)

                Data Transmission Network Corporation 401(k) Plan
                            (Full title of the plan)

Brian L. Larson, Vice President, Chief Financial Officer,Secretary and Treasurer
                         9110 West Dodge Road, Suite 200
                              Omaha, Nebraska 68114
                                 (402) 390-2328
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)



                                   ----------



                         CALCULATION OF REGISTRATION FEE
================================================================================
  Title of                      Proposed            Proposed         Amount of
securities to  Amount to be  maximum offering    maximum aggregate  registration
be registered  registered(1) price per share(1)  offering price         fee
================================================================================
Common stock,
$.001 par        300,000       $   4.1666(2)      $ 1,250,000(2)     $390.63(3)
value (SOP)      shares
================================================================================

(1) The number of shares registered hereunder shall include any additional shares made available under the plan because of adjustment in the shares on account of stock splits or stock dividends hereafter effected by the Registrant.

(2) Estimated pursuant to Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price was based upon the average of the high and low prices of Data Transmission Network Corporation Common Stock as reported on the National Association of Securities Dealers Automated Quotations system at the time of the initial registration, adjusted to reflect the increased number of shares and proportionate reduction in offering price per share by reason of the three-for-one stock split previously effected by the Registrant.

(3)  Previously paid by the Registrant.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

     This Post-Effective Amendment No. 1 to Form S-8 consists of 16 pages.
                        The Exhibit Index is on page 8.

This Post-Effective Amendment No. 1 to Form S-8 (Registration No. 33-50412) is filed in order to reflect the increased number of shares registered hereunder by reason of an adjustment made in the shares available under the plan on account of a three-for-one forward stock split paid on June 28, 1996 and certain other matters.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE
         ---------------------------------------

         Data Transmission Network Corporation (the "Registrant") and the employee benefit plan described herein (the "Plan") hereby incorporate by reference in this registration statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1996.

         (b) The Plan's Annual Report on Form 11-K for its fiscal year ended December 31, 1996.

         (c) The Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1997.

         (d) The Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1997.

         (e)      The Registrant's Current Report on Form 8-K filed on
                  August 29, 1997.

         (f) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A/A (File No. 0-15405) filed with the Commission pursuant to
                   Section 12 of the Securities Exchange Act of 1934, as amended.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and be a part hereof from the date of the filing of such documents.

                  This   registration   statement,   including   all   documents
incorporated herein by reference, contains forward-looking statements. Additional written or oral forward-looking statements may be made by the Registrant from time to time in filings with the Commission or otherwise. The words "believe," "expect," "anticipate" and "project" and similar expressions identify forward-looking statements, which speak only as of the date the statement is made. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may include, but not be limited to, projections of revenues, income or loss, capital expenditures, acquisitions, plans for future operations, financing needs or plans, the impact of inflation and plans relating to products or services of the Registrant, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements. Statements in this registration statement and in the Registrant's periodic reports filed with the Commission which are incorporated by reference herein, describe factors, among others, that could contribute to or cause such differences.

ITEM 4.  DESCRIPTION OF SECURITIES
         -------------------------

         The class of securities offered by the Registrant pursuant to this registration statement is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
         --------------------------------------

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
         -----------------------------------------

         The Certificate of Incorporation of the Registrant, as permitted by the laws of the State of Delaware, provides for the limitation of liability of directors with respect to monetary damages for breach of fiduciary duty. However, such certificate does not limit the liability of a director for breaching his duty of loyalty to the Registrant or its shareholders, for acts or omissions not in good faith, for engaging in intentional misconduct, under
Section 174 of the General Corporation Law of the State of Delaware pertaining to unlawful payment of dividends or unlawful stock purchase or redemption, or for any transaction from which the director derived an improper benefit.

         Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations. The bylaws of the Registrant provide that the officers and directors of the Registrant shall be indemnified by the Registrant to the fullest extent permitted by the laws of Delaware, as amended from time to time.

         The Registrant presently maintains insurance to protect itself and its directors and officers against certain liabilities, costs, and expenses arising out of claims or suits against such directors and officers resulting from their service in such capacity.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
         -----------------------------------

         Not applicable.


                [Remainder of this page intentionally left blank]

ITEM 8.  EXHIBITS
         --------

         The exhibits filed as a part of this registration statement are:

                  Exhibit
                    No.
                  -------

         (1)      4.1    Certificate of Incorporation of Data Transmission
                         Network Corporation.

         (1)      4.2    Bylaws of Data Transmission Network Corporation.

         *        4.3    Data Transmission Network Corporation 401(k) Plan, as
                         initially adopted.

         *        4.3(a) Amendment to the Data Transmission Network Corporation
                         401(k) Plan effective  January 1, 1989.

         *        4.3(b) Amendment to the Data Transmission Network Corporation
                         401(k) Plan effective July 1, 1992.

                  4.3(c) Amendment to the Data Transmission  Network Corporation
                         401(k) Plan adopted  October 18, 1994.

                  4.3(d) Amendment to the Data Transmission  Network Corporation
                         401(k) Plan effective  January 1, 1996.

                  4.3(e) Amendment to the Data Transmission  Network Corporation
                         401(k) Plan adopted June 12, 1997.

                  5.1 Internal Revenue Service determination letter that the Plan, as restated July 1, 1992, is qualified under
                         Section 401 of the Internal Revenue Code.

         *        5.2    Opinion  of  Abrahams,   Kaslow  &  Cassman  regarding
                         legality  of  Common  Stock  being registered.

         *        23.1   Consent of Deloitte & Touche LLP.

         *        23.2   Consent of Abrahams, Kaslow & Cassman (included in
                         Exhibit 5.2).

                  23.3   Consent of KPMG Peat Marwick LLP.

                  24.1   Power of Attorney (included on signature page).
-------------------------

         *Previously filed.

         (1) Exhibits 4.1 and 4.2 hereto were previously filed as exhibits to the Registration Statement of Data Transmission Network Corporation on Form S-1 as filed December 4, 1987, and are incorporated herein by this reference.

The Registrant hereby undertakes to submit the Plan, as amended, to the Internal Revenue Service in a timely manner and make all changes required by the Internal Revenue Service in order to qualify the Plan, as amended.

ITEM 9.  UNDERTAKINGS
         ------------

         (a) Rule 415 offering. The undersigned registrant hereby undertakes:


                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (ii) to reflect in the  prospectus  any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                         (iii) to include any material  information with respect
                  to the plan of  distribution  not previously  disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filing incorporating subsequent Exchange Act documents by reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Filing of registration statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on October 13, 1997.


                                           DATA TRANSMISSION NETWORK CORPORATION



                                              By: /s/ Roger R. Brodersen
                                                  ------------------------------
                                                  Roger R. Brodersen
                                                  Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger R. Brodersen and Greg T. Sloma, and each of them individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities (including, if applicable, his capacity as a director and/or officer of Data Transmission Network Corporation), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement and Power of Attorney have been signed below by the following persons in the capacities and on the dates indicated.

        Signature                       Title                         Date
        ---------                       -----                         ----

/s/ Roger R. Brodersen           Chairman of the Board,         October 13, 1977
-----------------------------
ROGER R. BRODERSEN               Chief Executive Officer
                                 and a Director


/s/ Greg T. Sloma                Chief Operating Officer,       October 13, 1997
-----------------------------
GREG T. SLOMA                    President and a Director



/s/ Roger W. Wallace             Senior Vice President and      October 13, 1997
-----------------------------
ROGER W. WALLACE                 a Director


                                       6



/s/ Robert S. Herman             Senior Vice President and      October 13, 1997
-----------------------------
ROBERT S. HERMAN                 a Director



/s/ Brian L. Larson              Vice President, Chief          October 13, 1997
-----------------------------
BRIAN L. LARSON                  Financial Officer, Secretary
                                 and Treasurer (Principal
                                 Financial and Accounting
                                 Officer)

/s/ Jay E. Ricks                 Director                       October 13, 1997
-----------------------------
JAY E. RICKS



/s/ David K. Karnes              Director                       October 13, 1997
-----------------------------
DAVID K. KARNES



/s/ J. Michael Parks             Director                       October 13, 1997
-----------------------------
J. MICHAEL PARKS


     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned Plan Administrator, thereunto duly authorized, in the City of Omaha, State of Nebraska, on October 13, 1997.


                                      DATA TRANSMISSION NETWORK CORPORATION
                                      401(k) PLAN

                                      By: DATA TRANSMISSION NETWORK CORPORATION,
                                          Plan Administrator


                                      By: /s/ Greg T. Sloma
                                          --------------------------------------
                                          Greg T. Sloma
                                          President and Chief Operating Officer

                                  EXHIBIT INDEX

                                                                    Page Number
                                                                   In Sequential
         Exhibit                                                     Numbering
           No.                                                        System
         -------                                                    ------------

   (1)    4.1    Certificate of Incorporation of
                 Data Transmission Network Corporation.

   (1)    4.2    Bylaws of Data Transmission Network Corporation.

   *      4.3    Data Transmission Network Corporation 401(k) Plan,
                 as initially adopted.

   *      4.3(a) Amendment to the Data Transmission Network Corporation
                 401(k) Plan effective January 1, 1989.

   *             4.3(b) Amendment to the Data Transmission  Network
                 Corporation 401(k) Plan effective July 1, 1992.

          4.3(c) Amendment to the Data Transmission Network Corporation
                 401(k) Plan adopted October 18, 1994.                         9

          4.3(d) Amendment to the Data Transmission Network Corporation
                 401(k) Plan effective January 1, 1996.                       12

          4.3(e) Amendment to the Data Transmission Network Corporation
                 401(k) Plan adopted June 12, 1997                            13

          5.1    Internal Revenue Service determination letter that the
                 Plan, as restated July 1, 1992, is qualified under
                 Section 401 of the Internal Revenue Code.                    14

   *      5.2    Opinion of Abrahams, Kaslow & Cassman regarding
                 legality of Common Stock being registered.

   *      23.1   Consent of Deloitte & Touche LLP.

   *      23.2   Consent of Abrahams, Kaslow & Cassman
                 (included in Exhibit 5.2).

          23.3   Consent of KPMG Peat Marwick LLP.                            16

          24.1   Power of Attorney (included on signature page).
-------------------------

   *Previously filed.

   (1) Exhibits 4.1 and 4.2 hereto were previously filed as exhibits to the Registration Statement of Data Transmission Network Corporation on Form S-1 as filed December 4, 1987, and are incorporated herein by this reference.

                                                                  EXHIBIT 4.3(c)

                                AMENDMENT TO THE
                DATA TRANSMISSION NETWORK CORPORATION 401(K) PLAN
                -------------------------------------------------

1. Effective July 1, 1992, Section 7.4(a) of the Data Transmission Network Corporation 401(k) Plan (the "Plan") is amended in its entirety so as to read as follows:

   (a) On or before the Anniversary Date coinciding with or subsequent to the termination of a Participant's employment for any reason other than death, Total and Permanent Disability or retirement, the Administrator may direct the Trustee to segregate the amount of the Vested portion of such Terminated Participant's Combined Account and invest the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit, common or collective trust fund of a bank or a deferred annuity.

          Distribution of the funds due to a Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant's death, Total and Permanent Disability, Early or Normal Retirement.) However, at the election of the Participant, the Administrator shall direct the Trustee to cause the entire Vested portion of the Terminated Participant's Combined Account to be payable to such Terminated Participant. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Section 7.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

          If the value of a Terminated Participant's Vested benefit derived from Employer and Employee contributions is $3,500 or less, the Administrator shall direct the Trustee to cause the entire Vested benefit to be paid to such Participant in a single lump sum.

2. The Plan is hereby amended by adding the following as an Appendix to the
   Plan:

   (a) Effective Date. This Amendment applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Amendment, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

   (b)    Definitions.
          ------------

          (i) Eligible Rollover Distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the
                 Internal Revenue Code of 1986, as amended ("Code"); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (ii) Eligible Retirement Plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (iii) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

          (iv) Direct Rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

3. The Plan is hereby amended by adding the following as an Appendix to the
   Plan:

          In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

          For Plan years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

          If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

4. Effective January 1, 1994, Section 4.14(a) of the Plan is amended in its entirety so as to read as follows:

          4.14   DIRECTION OF INVESTMENT

          (a) Each contribution to the Plan on behalf of a Participant, shall be invested by the Trustee in accordance with the provisions of the Plan; provided, however, that each Participant may direct the Trustee regarding the investment of such contributions by written notice to the Administrator in the manner and form prescribed by the Administrator. A Participant shall have the right to elect the percentage of such contributions which the Participant wishes to have invested in the following investment choices (or such other choices as from time to time may be made available):

                 (i)       Company Stock;

                 (ii)      a short term government portfolio;

                 (iii)     a short/intermediate fixed income portfolio;

                 (iv)      a fixed income portfolio; and

                 (v)       an equity portfolio.

          If a Participant fails to direct the investment of contributions made under this Plan, then such contributions shall be invested by the Trustee in the short term government portfolio, in accordance with the provisions of the Plan. A Participant may prospectively change the investment direction for future contributions made on or after the next January 1, April 1, July 1, or October 1 by written notice to the Administrator in the manner and form prescribed by the Administrator prior to the effective date of such change. A Participant may change the investment direction of existing investments in a Participant's Account each January 1, April 1, July 1, or October 1 by written notice to the Administrator in the manner and form prescribed by the Administrator prior to the effective date of such change.

                                                                  EXHIBIT 4.3(d)

                                AMENDMENT TO THE
                      DATA TRANSMISSION NETWORK CORPORATION
                                   401(k) PLAN


 Effective January 1, 1996, Section 1.17 of the Data Transmission Network Corporation 401(k) Plan is amended in its entirety so as to read as follows:

         "1.17. "Employer" means Data Transmission Network Corporation and any Participating Employer (as defined in Section 11.1) which shall adopt this Plan; any successor which shall maintain this Plan; and any predecessor which has maintained this Plan. The Employer is a corporation with principal offices in the State of Nebraska. Solely for purposes of determining eligibility for participation service with the following predecessor employer constitutes service with the "Employer":

                 BONNEVILLE MARKETING INFORMATION CORPORATION."

                                                                  EXHIBIT 4.3(e)


                                AMENDMENT TO THE
                DATA TRANSMISSION NETWORK CORPORATION 401(k) PLAN
                -------------------------------------------------


                                   APPENDIX C
                         Rev. Rul. 94-76 Model Amendment


This amendment is effective on the first day of the first Plan Year beginning on or after December 12, 1994, or, if later, March 12, 1995.

Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Employee's retirement, death, disability, or severance from employment, and prior to plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code ss.414(I), to this Plan from a money purchase pension plan qualified under Code ss.401(a) (other than any portion of those assets and liabilities attributable to voluntary Employee contributions).





                                   APPENDIX D
                             USERRA Model Amendment


This amendment is effective as of December 12, 1994.

Notwithstanding any provisions of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code ss.414(u). Loan repayment will be suspended under this Plan as permitted under Code ss.414(u)(4).

                                                                     EXHIBIT 5.1
INTERNAL REVENUE SERVICE                              DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P O BOX A-3617 DPN2O-6
CHICAGO, IL  60690
                                                 Employer Identification Number:
Date:  October 20, 1992                              47-0669375
                                                 File Folder Number:
Data Transmission Network                            360090782
  Corporation                                    Person to Contact:
C/O Randall C. Hanson                                TECHNICAL SCREENER
8712 West Dodge Road, Suite 200                  Contact Telephone Number:
Omaha, NE  68114                                     (312) 435-1040
                                                 Plan Name:
                                                  DATA TRANSMISSION NETWORK
                                                   CORPORATION 401K PLAN
                                                 Plan Number:  001

Dear Applicant:

         We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

         Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b) (3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

         The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

         This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

         This determination letter is applicable for the amendment(s) adopted on July 16, 1992.

         This letter is based upon the certification and demonstrations you submitted pursuant to Revenue Procedure 91-66. Therefore, the certification and demonstrations are considered an integral part of this letter. Accordingly, YOU MUST KEEP A COPY OF THESE DOCUMENTS AS A PERMANENT RECORD OR YOU WILL NOT BE ABLE TO RELY ON THE ISSUES DESCRIBED IN REVENUE PROCEDURE 91-66.

         Sections 4.03 and 4.04 of Rev. Proc. 91-66 place limitations upon the plan years for which this letter may be relied upon as to whether the plan meets the requirements of Code section 401(a)(4).

         We have sent a copy of this letter to your representative as indicated in the power of attorney.

         If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                Sincerely yours,


                                /s/ R. S. Wintrode, Jr.
                                -----------------------
                                R. S. Wintrode, Jr.
                                District Director
Enclosures:
Publication 794
PWBA 515

                                                                    EXHIBIT 23.3


                              ACCOUNTANTS' CONSENT



The Board of Directors
Data Transmission Network Corporation:

We consent to the incorporation by reference in the registration statement (No. 33-50412) on Form S-8 of Data Transmission Network Corporation of our report dated October 6, 1995, with respect to the balance sheets of Broadcast Partners as of August 31, 1995 and 1994, and the related statements of operations, partners' equity, and cash flows for each of the years in the three-year period ended August 31, 1995, which report is incorporated by reference in the Form 8-K/A of Data Transmission Network Corporation dated June 20, 1996.



                                          KPMG Peat Marwick LLP

Des Moines, Iowa
October 9, 1997